UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

State of Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of Precision Castparts Corp. (the “Company”) was held on November 19, 2015. Proxies with regard to the matters voted upon at the Special Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Special Meeting and the results of voting on each such matter.

Proposal No. 1—Approval of the Agreement and Plan of Merger, dated as of August 8, 2015, by and among Berkshire Hathaway Inc., NW Merger Sub Inc. and the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,730,022	17,572,738	430,182	0

Proposal No. 2—Approval, on a nonbinding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,497,823	20,321,179	913,940	0

Item 8.01.     Other Events.

As of November 19, 2015, the appropriate waiting periods (including extensions thereof) have not yet expired or been terminated or clearances and approvals have not yet been granted (or deemed granted in accordance with relevant law) in the following jurisdictions, in each case for reviews related to the merger:  the European Community, Canada, China, France, Turkey and Ukraine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: November 19, 2015	By:	/s/ Shawn R. Hagel
Name: Shawn R. Hagel
Title: Executive Vice President and Chief Financial Officer